REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            URSUS TELECOM CORPORATION
             (Exact name of registrant as specified in its charter)

               FLORIDA                                   65-0398306
           (State or other jurisdiction               (I.R.S. employer
           of incorporation or organization)         identification no.)

                         440 SAWGRASS CORPORATE PARKWAY
                                    SUITE 112
                             SUNRISE, FLORIDA 33325
                                 (954) 846-7887
              (Address of Registrant's principal executive offices)


                            1998 STOCK INCENTIVE PLAN
                          OF URSUS TELECOM CORPORATION
                            (Full title of the plan)

                                LUCA M. GIUSSANI
                                PRESIDENT AND CEO
                            URSUS TELECOM CORPORATION
                         440 SAWGRASS CORPORATE PARKWAY
                                    SUITE 112
                             SUNRISE, FLORIDA 33325
                                 (954) 846-7887
                     (Name, address, including zip code, and
                    telephone number, including area code, of
                         Registrant's agent for service)

                                   COPIES TO:
                            JAMES R. TANENBAUM, ESQ.
                              MICHAEL BASILE, ESQ.
                          STROOCK & STROOCK & LAVAN LLP
                    200 SOUTH BISCAYNE BOULEVARD, 33RD FLOOR
                            MIAMI, FLORIDA 33131-2385
                                 (305) 789-9384

                         CALCULATION OF REGISTRATION FEE
==============================================================================
TITLE OF EACH                          PROPOSED       PROPOSED
CLASS OF          AMOUNT TO BE         MAXIMUM        MAXIMUM     AMOUNT OF
SECURITIES TO     REGISTERED           OFFERING       AGGREGATE  REGISTRATION
BE REGISTERED                          PRICE PER      OFFERING       FEE
                                       SHARE(1)       PRICE(1)
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Common Stock,      1,000,000           $8.89       $8,890,625     $2,622.73
$.01 par value     shares(2)
===============================================================================
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low price for a share of Common Stock of Registrant as reported on the Nasdaq National Market on June 8, 1998.

(2) There are also being registered hereunder such additional shares as may be issued pursuant to the anti-dilution provisions of the 1998 Stock Incentive Plan described herein.
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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Note:    The documents containing the information specified in this Part
         I will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the
         "Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

          This Registration Statement on Form S-8 of Ursus Telecom Corporation, a Florida corporation (the "Registrant"), covers 1,000,000 shares of the Registrant's common stock, par value $.01 per share (the "Common Stock"), reserved for issuance under the 1998 Stock Incentive Plan (the "Plan").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) The latest prospectus dated May 12, 1998 filed pursuant to Rule 424(b) under the Act (the "Prospectus") that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant's Amended and Restated Articles of Incorporation indemnifies, to the fullest extent permitted by the Law of the State of Florida, the directors of the Registrant. The applicable section of the Amended and Restated Articles, reproduced in Part II of the Company's Registration Statement on Form S-1 filed under the Act, reads:

"Every person (and the heirs, executors and administrators of such person) who is or was a director, officer, employee or agent of the Corporation or of any other company, including another corporation, partnership, joint venture, trust or other enterprise on which such person serves or served at the request of the Corporation shall be indemnified by the Corporation against all judgments, payments in settlement (whether or not approved by court), fines, penalties and other reasonable costs and expenses (including attorneys' fees and costs) imposed upon or incurred by such person in connection with or resulting from any action, suit, proceeding, investigation or claim, civil, criminal, administrative, legislative or other (including any criminal action, suit or proceeding in which such person enters a plea of guilty or NOLO CONTENDERE or its equivalent), or any appeal relating thereto which is brought or threatened either by or in the right of the Corporation or such other company (herein called a "Derivative Action") or by any other person, governmental authority or instrumentality (herein called a "Third-Party Action") and in which such person is made a party or is otherwise involved by reason of his being or having been such director, officer, employee or agent or by reason of any action or omission or alleged action or omission by such person in his capacity as such director, officer, employee or agent if either (i) such person is wholly successful, on the merits or otherwise, in defending such derivative or third-party action or
(ii) in the judgment of a court of competent jurisdiction or, in the absence of such a determination, in the judgment of a majority of a quorum of the Board of Directors (which quorum shall not include any director who is a party to or is otherwise involved in such action), or, in the absence of such a disinterested quorum, in the opinion of independent legal counsel (iii) in the case of a Derivative Action, such person acted without negligence or misconduct in the performance of his duty to the Corporation or such other company or (iv) in the case of a Third-Party Action, such person acted in good faith in what he reasonably believed to be the best interests of the Corporation or such other company, and in addition, in any criminal action, had no reasonable cause to believe that his action was unlawful; provided that, in the case of a Derivative Action, such indemnification shall not be made in respect of any payment to the Corporation or such other company or any shareholder thereof in satisfaction of judgment or in settlement unless either (x) a court of competent jurisdiction has approved such settlement, if any, and the reimbursement of such payment or
(y) if the court in which such action has been instituted lacks jurisdiction to grant such approval or such action is settled before the institution of judicial proceedings, in the opinion of independent legal counsel the applicable standard of conduct specified hereinbefore has been met, such action was without substantial merit, such settlement was in the best interests of the Corporation or such other company and the reimbursement of such payment is permissible under applicable law. In case such person is successful on the merits or otherwise in defending part of such action, or in the judgment of such a court or such quorum of the Board of Directors or in the opinion of such counsel has met the applicable standard of conduct specified in the preceding sentence with respect to part of such action, he(she) shall be indemnified by the Corporation against the judgments, settlements, payments, fines, penalties, and other costs and expenses attributable to such part of such action.

"The foregoing rights of indemnification shall be in addition to any rights which any such director, officer, employee or agent may otherwise be entitled any agreement or vote of shareholders or at law or in equity or otherwise.

"In any case in which, in the judgment of a majority of such a disinterested quorum of the Board of Directors, any such director, officer or employee will be entitled to indemnification under the foregoing provisions of this Article, such amounts as they deem necessary to cover the reasonable costs and expenses incurred by such person in connection with the action, suit, proceeding, investigation or claim prior to final disposition thereof may be advanced to such person upon receipt of an undertaking by or on behalf of such person to repay such amounts if it is ultimately determined that he(she) is not so entitled to indemnification.

"The amendment or repeal of, or adoption of any provision inconsistent with, this Article SIXTH will require the affirmative vote of the holders of at least 66 2/3% of the Common Stock and all series of voting Preferred Stock, voting together as a single class. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article SIXTH will not adversely affect any right or protection existing hereunder prior to such amendment, repeal, or adoption."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NO        DESCRIPTION

4             1998 Stock Incentive Plan of Ursus Telecom Corporation.

5             Opinion of Stroock & Stroock & Lavan LLP

23.1          Consent of Ernst & Young LLP.

23.2 Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5 to this Registration Statement).

24 Power of Attorney (included on the signature page to this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
           Statement:

                   (i) To include any prospectus required by Section 10(a)(3)
                 of the Act;

                   (ii) To reflect in the prospectus any facts or events
                 arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to
                 the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida on the 9th day of June, 1998.

                                   URSUS TELECOM CORPORATION


                                   By: /S/ Luca M. Giussani
                                       ------------------------------------
                                       Luca M. Giussani
                                       President & Chief Executive Officer

                                POWER OF ATTORNEY

          Each individual whose signature appears below constitutes and appoints Luca M. Giussani as their true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capabilities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney- in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

   Signatures                    Title                                Date
/s/  Luca M. Giussani       President, Chief Executive Officer,    June 5, 1998
-----------------------     and Director
     Luca M. Giussani

/s/ Jeffrey R. Chaskin      Executive Vice President,              June 5, 1998
-----------------------     Chief Operating Officer and
    Jeffrey R. Chaskin      Director  (Principal
                            Executive Officer)

/s/ Johannes S. Seefried    Chief Financial and Chief              June 5, 1998
-------------------------   Accounting  Officer (Principal
    Johannes S. Seefried    Financial and Accounting officer)

/s/ Kenneth L. Garrett      Director                               June 5, 1998
-------------------------
    Kenneth L. Garrett

                                  EXHIBIT INDEX

EXHIBIT                                                                   PAGE
NUMBER              DESCRIPTION                                          NUMBER

EXHIBIT NO          DESCRIPTION

4           1998 Stock Incentive Plan of Ursus Telecom Corporation.

5           Opinion of Stroock & Stroock & Lavan LLP

23.1        Consent of Ernst & Young LLP.

23.2 Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5 to this Registration Statement).

24          Power of Attorney (included on signature page to this Registration
            Statement).